UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2014

STREAMTRACK, INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-55140	26-2589503
(Commission File Number)	(I.R.S. Employer Identification No.)

347 Chapala Street, Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

(805) 308-9151

(Registrant’s telephone number, including area code)

________________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

☐	Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 29, 2014, StreamTrack, Inc. (the “Company”) filed a Certificate of Designation of Series C Convertible Preferred Stock (the “Series C Certificate of Designation”) with the Secretary of State of Wyoming. Pursuant to the Series C Certificate of Designation, the Company designated 20,000 shares of its blank check preferred stock as Series C Preferred Stock. Each share of Series C Preferred Stock is convertible into $150 in fair market value of the Company’s common stock, which fair market value will be equal to the average closing price of the common stock on the over-the-counter market during the 10 trading days immediately prior to the delivery to the Company of a conversion notice. The Series C Preferred Stock will share in any liquidation proceeds with the common stock on an as-converted basis, will not have voting rights prior to being converted to common stock, and in the event of any payment of dividends by the Company, will be entitled to dividends on an as-converted basis with the common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series C Preferred Stock

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StreamTrack, Inc.

Date: December 30, 2014	By:	/s/ Michael Hill
Michael Hill, Chief Executive Officer